As filed with the Securities and Exchange Commission on August 14, 2013
Registration Number 333-176533

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
FORM S-11

FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES

AEI Core Property Income Trust, Inc.
(Exact name of registrant as specified in its charter)

1300 Wells Fargo Place
Saint Paul, MN 55101
800-328-3519
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick W. Keene	Copy to:
Chief Financial Officer	Thomas Martin, Esq.
AEI Trust Advisors, Inc	Dorsey & Whitney LLP
1300 Wells Fargo Place	50 South Sixth Street
Saint Paul, MN 55101	Minneapolis, MN 55402
800-328-3519	(612) 340-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,  check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer  ☐        Accelerated filer  ☐        Non-accelerated filer  ☒        Smaller reporting company  ☐

DEREGISTRATION OF SECURITIES

Effective December 12, 2012, AEI Core Property Income Trust, Inc. (the “Company”) terminated the offering of up to 30,000,000 shares of its common stock, and instructed Fidelity Bank, Edina, Minnesota as escrow agent to return all subscription proceeds.

In accordance with the undertaking in Part II of the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K), the Company is filing this Post-Effective Amendment No. 5 to the Registration Statement to remove from registration the shares of Common Stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 14th day of August, 2013.

AEI CORE PROPERTY INCOME TRUST, INC

By:	/s/ ROBERT P JOHNSON
Robert P Johnson, Chairman
President, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ ROBERT P JOHNSON Robert P. Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2013

/s/ PATRICK W. KEENE Patrick W. Keene	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2013

/s/ LORNA P. GLEASON* Lorna P. Gleason	Director	August 14, 2013

/s/ THOMAS W. HAMILTON* Thomas W. Hamilton	Director	August 14, 2013

/s/ KENT O. LILLEMOE* Kent O. Lillemoe	Director	August 14, 2013

* By Robert P Johnson, attorney in fact